Exhibit 21.1

LIST OF SUBSIDIARIES OF INERGY HOLDINGS, L.P. AS OF NOVEMBER 25, 2008

Name	Jurisdiction
Inergy Partners, LLC	Delaware
Inergy GP, LLC	Delaware
IPCH Acquisition Corp.	Delaware
Inergy, L.P.	Delaware
Inergy Propane, LLC	Delaware
L & L Transportation, LLC	Delaware
Inergy Transportation, LLC	Delaware
Inergy Sales & Service, Inc.	Delaware
Inergy Canada Company	Nova Scotia
Stellar Propane Service, LLC	Delaware
Inergy Finance Corp.	Delaware
Inergy Midstream, LLC	Delaware
Inergy Storage, Inc.	Delaware
Inergy Stagecoach II, LLC	Delaware
Central New York Oil And Gas Company, L.L.C.	New York
Inergy Gas Marketing, LLC	Delaware
Steuben Gas Storage Company	New York
Arlington Storage Company, LLC	Delaware
Adrian Associates Limited Partnership	Delaware
Arlington Associates Limited Partnership	Massachusetts
Farm & Home Retail Oil Company, LLC	Pennsylvania
US Salt, LLC	Delaware

Certain subsidiaries of Inergy Holdings, L.P. do business under the following names:

Arrow Gas

Atlas Gas

Bastrop Propane

Bay Cities Gas

Bayless Gas

Best Butane Co.

Blue Flame Gas

Blu-Gas

Bradley Propane

Burnet Propane

Burnwell Propane

Centex Butane Co.

Choctaw Propane

Coleman Propane

Coleman’s Gas

Country Gas

Deck’s Propane

DeCock Bottled Gas

Deerfield Valley Energy

DiFeo Oil & Propane

Direct Propane

Dobbins Propane

Dorsey Propane Gas Company

Dowdle Gas

East Side Hoosier Propane

F&S Propane

Farm & Home

Farmer LP Gas Co.

Frankston Reliance Gas Co.

Gas Tec

Gaylord Gas

Gilbet Gas Co.

Gilmer Butane Gas & Electric

Graeber Brothers

Great Lakes Propane

H & S Gas

H. John Davis

Hall Propane Co.

Hancock Gas Company

Hancock Gas Service

Hancock Propane Company

Harper/Shelby L.P. Gas

Highland Propane Company

Hoosier Propane

Independent Gas Co.

Independent Propane Co.

Inergy Services

Ira Wyman Fuels

Kissimmee/St. Cloud Gas

Knowles LP Gas

Lagasco Propane

Little’s Gas Service

Live Oak Gas Co.

Maingas

Maingas Service & Appliance

Marshall Propane

McBride Oil & Propane

McCracken Propane

Merle Oil

Mid-Hudson Valley Propane

Midtex LP Gas

Modern Gas

Moulton Gas Service

Mt. Vernon Bottled Gas

Nelson Propane

Northwest Energy

Northwest Propane

Ohio Gas

Ottawa Gas

Pearl Gas

Pennys Propane Co.

Petersen Propane Company

Petoskey Propane

Plum Creek Propane

Premier Propane

Progas

ProGas Propane

Pro-Gas Sales and Service Company

Propane Gas Service Co.

Propane Sales

Pulver Gas

Pyrofax Energy

Quality Propane

Quality Southeast Propane

Reliance Gas Co.

Rice Oil and Propane

Robbins Propane

Riverside Gas & Oil

Rural Natural Gas

Saam Propane

Sarpol Gas

Schrader Fire Equipment

Shade Propane

Shelby LP Gas

Silgas

Southeast Propane

Spe-D-Gas Company

Steffen Oil

Steinheiser Propane

Sullivan County Gas Service

Sullivan County Propane

Tarkington Propane Inc.

Taylor Propane Gas Co.

Tri-State Fire Extinguisher

Tru-Gas

United Propane

Valley Propane Company

Willis Propane